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                                HFS INCORPORATED
                            (a Delaware corporation)



                                $________________
                                 Debt Securities




                             UNDERWRITING AGREEMENT






Dated:




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




                                HFS INCORPORATED
                            (a Delaware corporation)

                                $________________
                                 Debt Securities


                             UNDERWRITING AGREEMENT



                                               [Date]






To the Underwriters named in Schedule I


Ladies and Gentlemen:

                  HFS Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I the principal amount of certain of its debt securities specified in Schedule II (the "Initial Debt Securities") on the terms and conditions stated herein and in Schedule II. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of the additional principal amount of debt securities as set forth in Schedule II to cover over-allotments (the "Option Debt Securities") on the terms and conditions stated herein and in Schedule II. The Option Debt Securities together with the Initial Debt Securities are herein called the "Debt Securities". The Debt
Securities will be issued pursuant to an indenture dated as of      , 199 (the
"Indenture") between the Company and The Bank of Nova Scotia Trust Company of New York, trustee (the "Trustee"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities (as defined below), or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as indicated in Schedule I.

                  [The Initial Debt Securities and the Option Debt Securities are convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), as specified in Schedule II. The shares of Common Stock issuable upon conversion of any Initial Debt Securities are referred to herein as the "Firm Shares". The shares of Common Stock issuable upon conversion of any Option Debt Securities are referred to herein as the "Additional Shares", which, together with the Firm Shares, are collectively herein called the "Shares".] The Debt Securities and the Shares, if any, are collectively referred to as the "Offered Securities". The Offered Securities may be sold pursuant to delayed delivery contracts, a form of which is attached as Schedule IV (the "Delayed Delivery Contracts"), as specified in Schedule II.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration
No. 33-     ) including a prospectus, relating to certain of its debt securities
(including the Offered Securities) and Common Stock, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, together with the Rule 462(b) Registration Statement under the 1933 Act, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of Debt Securities and Common Stock under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus, as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

                  You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Initial Debt Securities and that you have been authorized by the other Underwriters to execute this Underwriting Agreement ("this Agreement") on their behalf.

                  Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each Underwriter that:

                  (i) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any Rule 462(b) Registration Statement, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof, at the Closing Time (as defined below) and at each Delivery Date (as defined below), if any, the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and neither the Registration Statement nor any amendments thereof include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendments thereof and supplements thereto, include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus. At the Closing Time and at each Delivery Date, if any, the Designated Indenture (as defined below) will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                  (ii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof, at the Closing Time and at each Delivery Date, if any, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Deloitte & Touche LLP, who has reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations with respect to the Company and each corporation whose financial statements have been included in the Registration Statement for each of the years reported on by such accountant.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position and stockholders' equity and the consolidated results of operations and consolidated statements of cash flows of the entities purported to be shown thereby at the indicated dates and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (vi) The Company is duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (vii) The Company's only subsidiaries are listed in Schedule III hereto (each a "Company Subsidiary" and collectively hereinafter referred to as the "Company Subsidiaries"). Each Subsidiary is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise. Except with respect to the ownership of 12.5% of the common stock of C21 Holding Corp. ("Century 21") by certain managers, all of the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Company Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each, a "Lien") except for such Liens as are not, individually or in the aggregate, material to the Company and its Subsidiaries considered as one enterprise.

                  (viii) The Designated Indenture, each supplement thereto, if any, to the date hereof and the supplement thereto or resolutions adopted by the Board of Directors of the Company (the "Board") or by a special committee designated by the Board setting forth the terms of the Offered Securities (the Indenture, as so supplemented by such supplement or supplements or resolutions adopted by the Board or by a special committee designated by the Board, being herein referred to as the "Designated Indenture"), have been duly authorized by the Company. The Designated Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (ix) The sale and issuance of the Offered Securities have been duly authorized by requisite corporate action on the part of the Company. When executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein and in any Delayed Delivery Contracts, the Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Offered Securities conform to the description thereof in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                  [(x) The Debt Securities will be convertible into Shares in accordance with their terms as set forth in the Prospectus. The Shares issuable upon conversion of such Debt Securities have been duly authorized and, when issued in accordance with the terms of the Designated Indenture, such Shares will be validly issued, fully paid and non-assessable. All corporate action required to be taken for the authorization, issuance and delivery of such Shares has been validly taken. The issuance of the Debt Securities is not, and the issuance of such Shares upon conversion thereof will not be, subject to any preemptive rights of any stockholder of the Company.]

                  (xi) In the event that any of the Offered Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  [(xii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.]

                  (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
         (A) any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (xiv) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions concerning the Offered Securities contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement, the Designated Indenture and any Delayed Delivery Contracts, have, in each case, been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation (other than state securities, foreign securities or Blue Sky laws, rules and regulations), judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise).

                  (xv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1934 Act, the 1939 Act and the securities or Blue Sky laws of the various states and foreign securities laws), is required for the valid authorization, issuance, sale and delivery of the Debt Securities, [the reservation and issuance of the Common Stock] or for the execution, delivery or performance of the Designated Indenture by the Company and for the compliance with the other transactions contemplated in this Agreement.

                  (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement. The aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or to which any of its or their respective properties is subject that are not described in the Prospectus, including ordinary routine litigation incidental to its or their business, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

                  (xvii) There are no statutes, regulations, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xviii) The Company and each Subsidiary have good and marketable title to all properties and assets, including, without limitation, intangible property rights described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, restrictions (other than as described in paragraph 1(a)(xx) hereof) or defects, except such as (A) are described (1) in the Competitive Advance and Revolving Credit Agreement dated as of December 16, 1993, as amended, among the Company and Chemical Bank, as agent and lender, and the other lenders named therein, (2) in the Indenture dated as of December 16, 1993, as amended, between the Company and Bank of America Illinois, as successor to Continental Bank, National Association, as trustee, (3) in the Indenture dated as of October 1, 1994, between the Company and Bank of America, Illinois, as trustee, (4) in the Indenture and the

         Supplemental Indenture No. 1 dated as of February 28, 1996, between the Company and First Trust of Illinois, National Association, as trustee,
         (5) in the Credit Agreement dated October 5, 1994, as amended, among Coldwell Banker and Citicorp North America, Inc., as agent and lender, and the other lenders named therein, and (6) in the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 1994, as amended, among Coldwell Banker Funding Corporation, Coldwell Banker Relocation Services, Inc., Citicorp North America, Inc. and Bankers Trust Company, the Amended and Restated Purchase Agreement dated as of October 5, 1994, as amended, between Coldwell Banker Relocation Services, Inc. and Coldwell Banker Funding Corporation and the Amended and Restated Investor Funding Agreement dated as of October 5, 1994, as amended, among Coldwell Banker Funding Corporation, Bankers Trust Company, Citicorp North America, Inc., as agent, Bank of America Illinois, as co-agent, and the investors named therein, (B) are leases of real property in which the Company or its Subsidiaries have good title and that would be marketable but for the requirement that the landlord consent to an assignment of the lease or (C) are neither material in amount nor materially significant in relation to the business of the Company and its Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession or use of the leased or subleased properties under any such lease or sublease.

                  (xix) (a) The Company and each Subsidiary own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its or their properties and to carry on its or their business as presently conducted; (b) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations which could result in a material adverse change of the condition (financial or otherwise), earnings or financial affairs of the Company and its Subsidiaries, considered as one enterprise; and (c) the Company and each Subsidiary are in all respects complying with each license, permit, certificate, consent, order, approval and other authorization, except where the failure to do so would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.








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                                                    10

                  (xx) Subject to each of the franchise and license agreements entered into by the Company or any of its Subsidiaries, the Company and each of the Subsidiaries own or have the unrestricted right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof as are necessary to carry on their respective businesses as described in the Prospectus and as currently conducted, except where the failure to own or possess any of the Marks or the Ramada Marks would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. Neither of the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Marks or the Ramada Marks, or any applications therefor or registrations thereof, that in the aggregate would materially and adversely affect the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. In addition to, and not in limitation of, anything else contained in this paragraph
         (xx), the Company or a Subsidiary (y) is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Marks within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as described in the Prospectus and as currently conducted, except where the failure to be such owner would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise and (z) is the exclusive licensee in the United States of the Ramada Marks. Such intellectual property with respect to the Company's Century 21, Coldwell Banker and ERA, Days Inns of America, Inc. ("Days Inn"), Super 8 Motels, Inc. ("Super 8"), the Villager Lodge Franchise Systems, Inc. ("Villager Lodge"), the Knights Franchise Systems, Inc. ("Knights Inn"), Howard Johnson and Travelodge Hotels, Inc. ("Travelodge") businesses (each as described in the Prospectus and as currently conducted) is referred to herein as the "Marks" and such intellectual property with respect to the Company's Ramada business (as described in the Prospectus and as currently conducted) is hereinafter referred to as the "Ramada Marks."

                  (xxi) To the best knowledge of the Company, no labor problem exists with its employees, with employees of any Subsidiary or, to the best knowledge of the Company without having made any inquiry or independent investigation, with the employees of any party which licenses a franchise, directly or indirectly, from a Subsidiary (a "Franchisee") or is imminent that could reasonably be expected to materially adversely affect the Company and its Subsidiaries, considered as one enterprise.

                  (xxii) To the best knowledge of the Company, no dispute exists or is imminent with any Franchisee or with the Franchisees that could reasonably be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise.

                  (xxiii) Neither the Company nor any of its Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

                  (xxiv) The Company and each Subsidiary are in material compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment and have no liability or, to the best knowledge of the Company, alleged liability under any such law which is required to be disclosed in the Registration Statement that is not so disclosed.

                  (xxv) All United States federal income tax returns of the Company and each Subsidiary required by law to be filed have been filed and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments being contested in good faith and as to which adequate reserves have been provided. All other tax returns of the Company and each Subsidiary required to be filed pursuant to applicable foreign, state, local or other law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are believed to be adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries considered as one enterprise.

                  (xxvi) Each Franchisee is such by virtue of being a party to a franchise contract with either the Company or a Subsidiary and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a Subsidiary, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a Subsidiary in accordance with its terms, except (A) for any one or more of such franchise contracts as would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, and (B) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xxvii) The Company and each Subsidiary have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Subsidiary in each state in which the Company or such Subsidiary is doing business. The Company and each Subsidiary have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company and such Subsidiary in each state in which the Company or such Subsidiary is doing business.

                  (xxviii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or by a Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

                  Section 2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Initial Debt Securities set forth opposite the name of such Underwriter in
Schedule I.

                  (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the additional principal amount of Option Debt Securities as set forth in Schedule II at the same purchase price as shall be applicable to the Initial Debt Securities. The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or from time to time in part (but not more than twice), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Debt Securities upon notice by you to the Company setting forth the principal amount of

Option Debt Securities as to which the several Underwriters are exercising this option, and the time and date of payment and delivery thereof. Such time and date of delivery (each, a "Delivery Date") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Debt Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company that portion of the aggregate number of Option Debt Securities being purchased which the number of Initial Debt Securities set forth opposite the name of such Underwriter bears to the total number of Initial Debt Securities (such proportion is hereinafter referred to as such Underwriter's "underwriting obligation proportion").

                  (c) Payment of the purchase price for, and delivery of, the Initial Debt Securities shall be made at the date, time and location specified in Schedule II, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 11 (such date and time of payment and delivery being herein called the "Closing Time"). Unless otherwise specified in Schedule II, payment shall be made to the Company by you by wire or bank transfer of same day funds payable to the account of the Company, against delivery to you for the respective accounts of the several Underwriters of the Initial Debt Securities. Such Initial Debt Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. Such Initial Debt Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time. In addition, in the event that any or all of the Option Debt Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Debt Securities shall be made at the same location as set forth above, or at such other place as the Company and you shall determine, on each Delivery Date as specified in the notice from you to the Company. Payment for the Option Debt Securities shall be made by wire or bank transfer of same day funds.

                  (d) If specified in Schedule II, the Underwriters may solicit offers to purchase Offered Securities from the Company pursuant to Delayed Delivery Contracts substantially in the form of Schedule IV with such changes therein as the Company may approve. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. If Delayed Delivery Contracts are specified in Schedule II, at the Closing Time, the Company will enter into Delayed Delivery Contracts (for the minimum principal amount of Offered Securities per Delayed Delivery Contract specified in Schedule II) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities less than or greater than the minimum and maximum aggregate principal amounts specified in Schedule II. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                  (e) You are to submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company enter into Delayed Delivery Contracts, the principal amount of Offered Securities to be purchased by each of them and the date of delivery thereof, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Convertible Debt Securities to be covered by each such Delayed Delivery Contract.

                  (f) As compensation for arranging Delayed Delivery Contracts, the Company will pay (by wire or bank transfer of same day funds) to you at the Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in Schedule II or the amount of such fee may be deducted from the payment delivered pursuant to
Section 2(b).

                  (g) The principal amount of Debt Securities agreed to be purchased by each Underwriter shall be reduced by the principal amount of Debt Securities covered by Delayed Delivery Contracts as to such Underwriter, as set forth in a notice delivered by you to the Company; provided, however, that the total principal amount of Debt Securities to be purchased by all Underwriters shall be the principal amount of Debt Securities covered by this Agreement, less the principal amount of Debt Securities covered by all Delayed Delivery Contracts.

                  (h) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Debt Securities that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Debt Securities to be purchased by any Underwriter whose payments shall not have been received by the Closing Time or each Delivery Date, if any, as the case may be.

                  Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance any delayed delivery arrangements and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

                  (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(f), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(f), file promptly all documents required to be filed with the Commission pursuant to
         Section 13, Section 14 or Section 15(d) of the 1934 Act.

                  (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; and the Company will furnish you with copies of any such amendment, supplement or other document at a reasonable time in advance of filing, except any current report on Form 8-K filed with the Commission with respect to a press release issued by the Company that is not reasonably expected to have a material effect on the Company or the price of the Common Stock; provided, however, that the Company shall inform you of its intention to file documents pursuant to Section 14(d) of the 1934 Act and shall furnish you with copies of such documents immediately upon the filing thereof; and provided further that you or your counsel shall not be entitled to object thereto other than pursuant to Section 3(b).

                  (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f) The Company has furnished or will furnish to you one signed copy of the Registration Statement (as originally filed), of any Rule 462(b) Registration Statement, and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, ten conformed copies of the Registration Statement (as originally filed), of any Rule 462(b) Registration Statement and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

                  (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may request.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement (or, if applicable, any Rule 462(b) Registration Statement) and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                  (i) If and to the extent specified in Schedule II hereto, the Company will use its best efforts to cause the Offered Securities to be duly authorized for listing on the New York Stock Exchange and to be registered under the 1934 Act.

                  (j) For a period of two years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                  (k) Between the date hereof and the Closing Time or such other date as may be specified in Schedule II, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Offered Securities). This limitation is not applicable to the public offering of tax exempt securities guaranteed by the Company or to such other public offering of long-term debt as may be specified in Schedule II.

                  (l) The Company has agreed not to sell or otherwise dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock [other than shares issuable upon conversion of the Debt Securities] without the prior written consent of [___________] on behalf of the Underwriters for a period of 90 days after the date of the Prospectus Supplement

         (except for Common Stock issued upon conversion of the 4 3/4% Convertible Senior Notes due 2003 or the Company's 4 1/2% Convertible Senior Notes due 1999 or issued pursuant to the Company's stock option or employee benefit plans or issued by the Company in connection with strategic acquisitions or issued or sold pursuant to employee benefit plans of the Company existing at the Closing Time or sold in connection with an employee's decision to direct that 401(k) contributions be invested in Common Stock, provided that any such shares in excess of 5% of the then outstanding shares of Common Stock shall remain subject to the foregoing restriction) or exercise any right to have securities of the Company registered by the Company under the 1933 Act.

                  (m) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                  Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Designated Indenture, the Offered Securities, any Delayed Delivery Contracts, the Blue Sky Survey, (c) the delivery of the Debt Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants and the fees and disbursements of the Company's counsel (including, without limitation, local counsel upon whom such counsel may rely in rendering their opinion required by
Section 5 and 6 hereof), (e) the qualification of the Offered Securities under the applicable securities laws, (f) any fees charged by rating agencies for rating the Debt Securities, (g) the reasonable fees and disbursements of counsel in connection with the Blue Sky Survey, (h) any applicable fees for listing the Offered Securities on an exchange and (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Securities.

                  If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the public offering of the Offered Securities.

                  Section 5. Conditions of the Underwriters' Obligations. Except as otherwise provided in Schedule II hereto, the obligations of the several Underwriters to purchase and pay for the Debt Securities that they have respectively agreed to purchase hereunder, including any Option Debt Securities as to which the option granted in Section 2 has been exercised and the Delivery Date determined by you is the same as the Closing Time, are subject to (i) the accuracy of the representations and warranties of the Company contained herein or in certificates of the Company's officers delivered pursuant to the provisions hereof, (ii) the performance by the Company of its obligations hereunder, (iii) the delivery to the Underwriters at the Closing Time by the Company of all of the Initial Debt Securities, and (iv) the following further conditions:

                  (a) The Registration Statement shall have become effective prior to the date hereof or, with your consent, at a later time and date no later, however, than the first business day following the date hereof, or at such later date as you may agree to in writing with the approval of a majority in interest of the several underwriters; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                  (b) At the Closing Time, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom, in New York, in its capacity as special counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to Counsel for the Underwriters to the effect as attached hereto as Exhibit 1.

                  (c) At the Closing Time, you shall have received signed opinions of James Buckman, Esq., General Counsel for the Company, and Siegal, Barnett & Schutz, special South Dakota counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect, with respect to the opinion of James Buckman, Esq., as attached hereto as Exhibit 2.

                  (d) At the Closing Time, you shall have received a signed opinion of Schaefer, Rosenwein & Fleming, special trademark counsel for the Company with respect to the Coldwell Banker franchise system, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

                           The opinions referred to above in clauses (b), (c) and (d) shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Offered Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, as the case may be, and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

                           In giving the opinions referred to above in clauses
         (b), (c) and (d), such counsel may rely, as to all matters governed by the laws of jurisdictions other than those in which they are expert, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are justified and entitled to so rely.

                  (d) At the Closing Time, you shall have received the favorable opinion of [________], counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters.

                  (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions included herein on its part to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect, it being understood that such certificate shall not constitute personal representations and warranties of the signing individual.

                  (g) You shall have received a letter or letters at the date hereof substantially in the form attached hereto as Schedule V hereto, and a letter or letters to be delivered at the Closing Time reaffirming the statements made in each such letter or letters, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the Closing Time.

                  (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Offered Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

                  (i) The Company shall have complied with the provisions of
         Section 3(a) hereof with respect to the furnishing of Prospectuses and Supplemental Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

                  (j) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

                  (k) The Debt Securities shall have been duly authorized for listing by the New York Stock Exchange subject to official notice of issuance thereof and notice of a satisfactory distribution of the Debt Securities.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

                  Section 6. Conditions to Purchase of Option Debt Securities. In the event that the Underwriters exercise their option granted in Section 2 to purchase all or any of the Option Debt Securities, and each Delivery Date determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Debt Securities that they shall have respectively agreed to purchase pursuant to this Agreement (collectively, the "purchased Option Debt Securities") are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, the delivery to the Underwriters at the Delivery Date by the Company of such Option Debt Securities and to the following further conditions:

                  (a) The Registration Statement shall remain effective at each Delivery Date, and, at each Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                  (b) At each Delivery Date, the provisions of Sections 5(e)(i) through 5(e)(v) shall have been complied with at and as of each Delivery Date and, at each Delivery Date, you shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of each Delivery Date, to such effect, it being understood that such certificate shall not constitute personal representations and warranties of the signing individual.

                  (c) At each Delivery Date, you shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom, in its role as special counsel for the Company, James Buckman, Esq., General Counsel for the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, respectively, dated as of each Delivery Date, relating to the purchased Option Debt Securities and otherwise to the same effect required by Sections 5(b) and 5(c), as the case may be, and each such counsel shall have been furnished with all such documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to deliver such opinion or opinions.

                           The opinions referred to above shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Offered Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

                           In giving the opinions referred to above, each such counsel may rely, as to all matters governed by the laws of jurisdictions other than those in which they are expert, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are justified and entitled to so rely.

                  (d) At each Delivery Date, you shall have received the
         favorable opinion of [     ], counsel for the Underwriters, dated as of
         each Delivery Date, relating to the purchased Option Debt Securities and otherwise to the same effect as the opinion required by Section 5(d).

                  (e) At each Delivery Date, you shall have received a separate letter from Deloitte & Touche, in form and substance satisfactory to you and dated as of each Delivery Date, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to each Delivery Date.

                  (f) At each Delivery Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the purchased Option Debt Securities as contemplated in the Underwriting Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to each Delivery Date in connection with the authorization, issuance and sale of the purchased Option Debt Securities as contemplated in the Underwriting Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

                  Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, as the case may be, within the meaning of Section 15 of the 1933 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred, including fees and disbursements of counsel chosen by you, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided, further, however, that the foregoing indemnification with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Offered Securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Offered Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and of Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by ______________. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  Section 8. Contribution. If the indemnification provided for in Sections 7(a) and 7(b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, then each indemnifying party under such paragraph (it being understood that an indemnifying party is one who would have had an obligation to provide indemnification pursuant to Section 7 had such indemnification been enforceable), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect (A) the relative benefits received by the Underwriters, and (B) that the Company is responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the allocation referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Offered Securities.

                  Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities or (iii) if trading in any securities of the Company has been suspended by the Commission, the New York Stock Exchange or any other exchange or quotation system on which securities of the Company are listed, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New Jersey or New York authorities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

                  Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase (the "Defaulted Offered Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Offered Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligation proportions (as defined below) of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Offered Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time or the Delivery Date, as applicable for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

                  Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule I. Notices to the Company shall be directed to it at 339 Jefferson Road, Parsippany, New Jersey 07054, attention of James Buckman, Esq., General Counsel.

                  Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

                  Section 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

                  Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  Section 16. Headings. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.


                                              Very truly yours,


                                              HFS INCORPORATED


                                              By:_____________________________
                                                  Name:
                                                  Title:


Confirmed and Accepted, as of the date first above written:

[UNDERWRITERS]


By:


       By:  ____________________________
              Name:
              Title:

                                                              SCHEDULE I
                                                              to Underwriting
                                                              Agreement dated
                                                              [______________]


                                HFS INCORPORATED

                                 Debt Securities


                                                               Principal Amount
Underwriter                                                        Purchased
- -----------                                                    ----------------
                                                               $



Total........................................................  $_______________

                                                            SCHEDULE II
                                                            to Underwriting
                                                            Agreement
                                                            dated [________]

                                HFS Incorporated

                                 Debt Securities

Principal amount to be issued:      $

Over-allotment option:              $

Current ratings:                    [        ]

Interest rate:                         ____% per annum, payable semiannually

Interest accrues from:

Date of maturity:

Initial Conversion Price:           $ ______ per share (___________shares of
                                    Common Stock for every $1,000 principal
                                    amount of Convertible Debt Securities)

Redemption provisions:

Sinking fund requirements:

Initial public offering price:      ____% of the principal amount plus accrued
                                    interest from the date of issuance of the Initial Debt Securities.

Purchase price:                     ____% of the principal amount plus accrued
                                    interest from the date of issuance of the Initial Debt Securities to the date of delivery (payable in same day funds).

Closing date, time and location:

Delayed delivery contracts:

Listing requirement:

Other terms and conditions:

                                                               SCHEDULE III
                                                                    to
                                                          Underwriting Agreement
                                                            dated [____________]

                           SUBSIDIARIES OF THE COMPANY

C21 Holding Corp.
Century 21 Real Estate Corporation
Central Credit, Inc.
CTM Holding Corp.
Days Inns of America, Inc.
General Franchise Systems, Inc.
HFS Gaming Corp.
Howard Johnson International, Inc.
Knights Franchise Systems, Inc.
Park Inns International, Inc.
Ramada Franchise Systems, Inc.
Super 8 Motels, Inc.
TM Acquisition Corp.
Travelodge Hotels, Inc.
Villager Franchise Systems, Inc.
Western Relocation Management, Inc.
CBC Acquisition Corp.
ERA Franchise Systems, Inc.
ERA Home Protection Plans, Inc.
Home Protection Plans, Inc.
HFS Canada, Ltd.
Coldwell Banker Corporation
     Berry Referral Network, Inc. (a Missouri corporation)
     Coldwell Banker Affiliates (a Delaware corporation)
     Coldwell Banker Canada Partners, Inc. (a Delaware corporation)
     Coldwell Banker Commercial Affiliates, Inc. (a Delaware corporation) Coldwell Banker Escrow Services, Inc. (a California corporation)
     Coldwell Banker Funding Corporation (a Delaware corporation)
     Coldwell Banker Ira E. Berry, Inc. (a Missouri corporation)
     Coldwell Banker Mortgage Partners, Inc. (a Delaware corporation)
     Coldwell Banker Moving Services, Inc. (a California corporation)
     Coldwell Banker Real Estate, Inc. (a Pennsylvania corporation)
     Coldwell Banker Real Estate Services, Inc. (a New Jersey corporation) Coldwell Banker Real Property Services Corporation (a Delaware corporation) Coldwell Banker Relocation Services, Inc. (a New York corporation)
     Coldwell Banker Residential Affiliates, Inc. (a California corporation) Coldwell Banker Residential Brokerage Company (a California corporation)

      Coldwell Banker Residential Real Estate (a California corporation) Coldwell Banker Residential Real Estate Services Of Wisconsin, Inc. (a
               Wisconsin corporation)
      Coldwell Banker Residential Referral Network (a California corporation) Coldwell Banker Residential Referral Network, Inc. (a Pennsylvania
               corporation)
      Coldwell Banker Settlement And Title Services, Inc. (a Virginia
               corporation)
      Coldwell Banker Settlement And Title Services Of Maryland, Inc. (a
               Virginia corporation)
      Executrans Canada Limited (a Canadian corporation)
      Executrans, Inc. (a New York corporation)
      Forest E. Olson, Inc. (a California corporation)
      Fox Realty Corporation (a California corporation)
      Gray City Graphics, Inc. (an Illinois corporation)
      Guardian Title Company (a California corporation)
      Holiday Homes International Corp. (a Delaware corporation)
      Neighborhood Brokerage Office Corporation (a California corporation) Previews Incorporated (a New York corporation)
      Referral Network, Inc. (a Florida corporation)
      Referral Network, Inc. (a Texas corporation)
      Relocation 1, Inc. (a Delaware corporation)
      Valley of California, Inc. (a California corporation)
      Orange County Shipper's Association (a California corporation)
      Coldwell Banker Affiliates of Canada (an Ontario general partnership) THMN, Inc. (a Delaware corporation)
      The Home Mortgage Network (a Delaware limited partnership)

                                                       SCHEDULE IV
                                                       to Underwriting Agreement
                                                       dated [_______________]


                                HFS Incorporated

                                 Debt Securities


                            DELAYED DELIVERY CONTRACT


HFS Incorporated
339 Jefferson Road
Parsippany, New Jersey  07054

Dear Sirs:

               The undersigned hereby agrees to purchase from HFS Incorporated, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned on
     , 19    (the "Delivery Date"),

principal amount of the Company's [Title of Offered Securities] (the "Offered Securities"), offered by the Company's Prospectus dated _______, 1996, as
supplemented by its Prospectus Supplement dated       , 19 , receipt of which is
hereby acknowledged, at a purchase price of % of the principal amount thereof, plus interest accrued on the amount thereof, principal amount at the rate borne by the Offered Securities from , 19 to the Delivery Date, and on the further terms and conditions set forth in this contract.

               Payment for the Offered Securities shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the offices of _______________, _____________, New York, New York, at A.M., New York City time, on the Delivery Date (or in such other funds and/or at such other place as the Company and the undersigned may agree upon in writing), upon delivery of the Offered Securities to the undersigned, in such authorized denominations and registered in such names as the undersigned may request in writing addressed to the Company not less than five business days prior to the Delivery Date.

               The obligation of the undersigned to take delivery of and make payment for the Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of the Offered Securities by the undersigned shall not, on the Delivery Date, be prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such
investment, and (2) the Company, on or before        , 19 , shall have sold
to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Underwriting Agreement dated the date hereof between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Offered Securities shall not be affected by the failure of any Underwriter or other purchaser to take delivery of and make payment for the Offered Securities pursuant to other contracts similar to this contract.

               Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned, at its address set forth below, a notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

               By the execution hereof, the undersigned represents and warrants to the Company that (1) its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, (2) all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase and (3) upon the acceptance by the Company and the mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

               This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

               It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of the Offered Securities
in excess of $    and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

          This contract shall be governed by the laws of the State of New York.


                                                     Yours very truly,


                                                     ___________________________
                                                     (Name of Purchaser)


                                                     By:________________________
                                                          Title:

                                                     ___________________________

                                                     ___________________________
                                                    (Address)


Accepted as of the date first above written:


HFS Incorporated


By:___________________________
     Name:
     Title:


                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                                           Telephone No.
Name                                                   (including Area Code)
- ----                                                   ---------------------

                                                       SCHEDULE V
                                                       to Underwriting Agreement
                                                       dated [_______________]


                   MATTERS TO BE COVERED BY LETTER OR LETTERS
                        OF INDEPENDENT PUBLIC ACCOUNTANTS


                  To the extent that a report or opinion of Deloitte & Touche, LLP, on the Consolidated Financial Statements of HFS Incorporated is included or incorporated by reference in the Registration Statement or any exhibit thereto, the Prospectus or any Prospectus Supplement, such firm, to the extent applicable, shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

                  (1) At the date hereof, a letter (the "Comfort Letter"), to the effect that:

                           (a) They are independent accountants with respect to
                  the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

                           (b) In their opinion, the audited consolidated
                  financial statements and the related financial statement schedules of the Company reported on by them included or incorporated by reference in such annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations with respect to Registration Statements on Form S-3 and the 1934 Act and the published 1934 Act Regulations with respect to annual reports on Form 10-K.

                           (c) Such letter shall further state that they have
                  performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-K identified by you and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                            (d) On the basis of procedures (but not an
                  examination in accordance with generally accepted auditing standards) consisting of:

                                (i) a reading of minutes of all meetings of the
                            Company's shareholders, Board of Directors
                            (including the audit, executive and
                            compensation committees) from the date of the latest audited con- solidated financial statements of the Company and its subsidiaries;

                                (ii) a reading of the unaudited condensed
                            consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q for each Form 10-Q filed 1996; and

                                (iii) inquiries of certain officials of the
                            Company who have responsibility for financial and accounting matters as to (A) whether the unaudited condensed consolidated financial statements referred to in (ii) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations with respect to Form 10-Q and (B) whether such unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above;

nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations with respect to Form 10-Q, or that such unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited consolidated financial statements referred to above, except as disclosed in the notes to such unaudited condensed consolidated financial statements.

                           (e) Such letter shall further state that they have
                  performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Qs identified by you and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                           (f) On the basis of the inquiries and procedures
                  referred to in Section 1(d) of Schedule III (but carried out to the specified date referred to in Section 2(a) of Schedule
                  III), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was:

                                (i) any change in the capital stock of the
                            Company, as compared with the amount shown in such latest balance sheet;

                                (ii) any decrease in stockholders' equity of the
                            Company and its subsidiaries, as compared with the amounts shown in such latest balance sheet;

                                (iii) any increase in long-term debt of the
                            Company and its subsidiaries, as compared with the corresponding total amount of such debt outstanding at the date of such latest balance sheet; or

                                (iv) any decrease from the date of such latest
                            balance sheet to such specified date in consolidated net revenue of the Company and its subsidiaries or in the total amount or per share amount (on a primary and fully diluted basis) of consolidated net income of the Company and its subsidiaries, as compared with the corresponding period of the preceding year, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur or that are described in the Closing Letter.

                           (g) Such letter shall further state that they have
                  performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in the documents incorporated by reference in the Prospectus identified by you, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                  (2) At the Closing Time, a letter dated the Closing Time (the "Closing Letter"), to the effect that they reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the comfort letter, if any, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter.

                                                                    EXHIBIT 1



                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM OPINION



                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, we are of the opinion that:

                  (1) the Notes, the Indenture and the authorized capital stock of the Company conform in all material respects as to legal matters to the description thereof contained in the Prospectus;

                  (2) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (3) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not (i) contravene any provision of the Amended and Restated Certificate of Incorporation of the Company as currently in effect or the Amended and Restated By-Laws of the Company as currently in effect, (ii) contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is listed as an exhibit to (a) the Registration Statement or (b) the Company's Annual Report on Form 10-K for the fiscal year ending December 31, ____, as amended, or (iii) violate any present statute, rule or regulation (collectively, "Requirements of Law") or any order, judgment or decree of any court or governmental agency or body (collectively, "Orders") having jurisdiction over the Company or any of its properties or assets. The opinion expressed in clause
(iii) of this paragraph (3) is based on our review of those Requirements of Law which are ordinarily applicable to transactions of the type provided for in the Underwriting Agreement, but without making any special investigation concerning any other Requirements of Law, and those Orders specifically identified to us by the Company as being Orders to which it is subject (no such Orders have been so identified to such counsel). In addition, we express no opinion in this paragraph (3) with respect to (i) any state securities or Blue Sky laws, rules or regulations or (ii) the information contained in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statements or the compliance thereof as to form with the Securities Act of 1933 (the "Act") and the General Rules and Regulations thereunder, which matters are dealt with in paragraphs (1) above and (5) below and the second paragraph following paragraph (7) below;

                  (4) based upon our review of those Requirements of Law which are ordinarily applicable to transactions of the type provided for in the Underwriting Agreement, but without having made any special investigation concerning any other Requirements of Law, no consent, approval, authorization or Order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company and its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby except for (i) such as have been obtained under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by you, as to which we express no opinion;

                  [(5) the statements made in the Prospectus under the caption "Description of Capital Stock," to the extent such statements constitute summaries of legal matters and documents or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects;]

                  (6) (i) each document filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus (other than the financial statements, notes and schedules thereto and other financial information included in or omitted from such document as to which we need express no opinion), when filed, appeared on its face to be responsive as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) each of the Registration Statements and the Prospectus (other than the financial statements, notes and schedules thereto and other financial information included in or omitted from the Registration Statement or Prospectus, and the Form T-1, as to which we express no opinion), as of their respective effective or issue dates, appeared on their face to be responsive as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder; and such counsel does not have actual knowledge of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement which are not filed as required; and

                  (7) the Company is not required to be registered or regulated as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

                  [We have been orally advised by the Commission that] [The Designated Indenture has been qualified under the Trust Indenture Act and] the Registration Statement was declared effective under the Act at __ a.m. on April __, 1996 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement under the Act has been issued and no proceedings for that purpose have been initiated or are threatened by the Commission.

                  In addition, we have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the

Company, and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we have made no independent check or verification thereof, except as set forth in numbered paragraph 5 hereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the date of the Underwriting Agreement, or at the Closing Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus Supplement was issued at the time any such amended or supplemented Prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom.


                                                    Very truly yours,

                                                                    EXHIBIT 2


                              JAMES BUCKMAN OPINION

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. the Company has been duly organized and is subsisting in good standing as a corporation under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus;

                  2. the Company is qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

                  3. each of the subsidiaries that is incorporated in Delaware (a "Delaware Subsidiary") has been duly organized and is subsisting and in good standing as a corporation under the laws of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business;

                  4. each subsidiary is qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

                  5. each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting enforcement of creditors' rights generally and
(2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the waiver contained in
Section 514 of the Designated Indenture may be limited by applicable law;

                  6. the Notes have been duly authorized by the Company and assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered today (which fact I have not independently determined), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the waiver contained in Section 514 of the Indenture may be limited by applicable law;

                  [7. all of the outstanding shares of capital stock of the Company have been duly authorized by all requisite corporate action on the part of the Company and have been validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive rights of any stockholder of the Company;]

                  [8. the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance by the Company upon such conversion and, when issued in accordance with the terms of the Indenture, such Shares will be validly issued, fully paid and nonassessable; all corporate action required to be taken for the authorization, issuance and delivery of such Shares has been validly taken; the issuance of the Notes is not, and the issuance of such Shares upon conversion thereof will not be, subject to any preemptive rights of any stockholder of the Company;]

                  [9. the authorized, issued and outstanding capital stock of the Company is as described in the Prospectus under the caption "Description of Capital Stock";]

                  10. all of the outstanding shares of capital stock of each Delaware Subsidiary have been duly authorized by all requisite corporate action on the part of the relevant Delaware Subsidiary and have been validly issued and are fully paid and nonassessable; except with respect to the ownership of 12.5% of the common stock of Century 21 Holding Corp. by certain managers, all of the shares of capital stock of each of the Company Subsidiaries are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, encumbrance or equity (each a "Lien") except for such Liens as are not, individually or in the aggregate, material to the Company and its subsidiaries, considered as one enterprise;

                  11. there are no statutes or regulations, or any pending or, to my knowledge, threatened legal or governmental proceedings against the Company or any subsidiary, required to be described in the Prospectus that are not described as required, nor are there any contracts or documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; furthermore, no default exists in the due performance or observance by the Company, or any subsidiary, or, to my knowledge, any other party thereto, of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement, except such defaults that do not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

                  12. the provisions of the contracts and agreements that are summarized in the Prospectus or in the Company's Proxy Statement dated [_______] (the "Proxy") under the heading "Certain Relationships and Related
Transactions" and "Executive Compensation" conform in all material respects to the description thereof contained in the Prospectus or Proxy and such description fairly presents the information disclosed;

                  13. the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  14. the execution and delivery of the Underwriting Agreement by the Company, the execution and delivery of the Indenture, the Supplemental Indenture and the Notes by the Company and compliance by the Company with the terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture (a) do not and will not constitute or result in a breach of or a default under any of the terms or provisions of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under (i) any indenture, mortgage or loan agreement, or any other agreement, including without limitation the Credit Agreement (as defined in the Prospectus) or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject, (ii) any judgment, order or decree applicable to the Company or any subsidiary of any government, governmental instrumentality or court, domestic, or foreign, having jurisdiction over the Company or any subsidiary or any of their properties, and (B) do not and will not result in a violation of any applicable law, rule or regulation (except for the federal securities laws, and the securities or blue sky laws of the various states, as to which I express no opinion) except, in each case, for such breaches, defaults or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise;

                  15. except as previously disclosed to you in writing, (i) the Company or its subsidiaries are the beneficial owners of the U.S. trademarks and service marks set forth in the Prospectus, with the exception of the Ramada mark; (ii) there is no claim, suit, action or proceeding pending or, to the best of my knowledge, threatened against the Company or any subsidiary that involves a claim of infringement of any trademark or service marks which infringement (if the subject of any unfavorable decision) would have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; and (iii) the current use of the trademarks and service marks by the Company or any of its subsidiaries does not, to the best of my knowledge, infringe upon any right of any third party which infringement (if the subject of any unfavorable decision) would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

                  16. all corporate action required to be taken for consummation of the Merger has been validly taken.

                  In addition, I have participated in conferences with other officers and representatives of the Company, representatives of the independent accountants of the Company, and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and I have made no independent check or verification thereof, except as otherwise specifically referred to in paragraph 12 of this opinion, on the basis of the foregoing, no facts have come to my attention that have led me to believe that the Registration Statement, on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the date of the Underwriting Agreement, or at the Closing Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom or with respect to the Statement of Eligibility of the Trustee under the Trust Indenture Act on Form T-1.

                                                Very truly yours,



                                                James E. Buckman